Exhibit 10.11(a)
Addendum to Common Stock Purchase Warrant dated June 30, 2006
This will confirm the understanding that with regard to the warrant to purchase 175,000 shares of common stock of Tutogen Medical, Inc. held by Azimuth Opportunity Ltd., there is no circumstance a cash settlement is provided for pursuant to the terms of the warrant and the Registration Rights Agreement dated June 30, 2006.

Acknowledged: Azimuth Opportunity, Ltd.
By:	/s/ Deirdre M. McCoy
Name: Deirdre M. McCoy
Title: Corporate Secretary

Tutogen Medical, Inc.
By:	/s/ Lee Robert Johnston, Jr.
Name: Lee Robert Johnston, Jr.
Title: Chief Financial Officer